Exhibit 99.1

THIS NEWS RELEASE IS NOT FOR DISTRIBUTION TO U.S. NEWSWIRE SERVICES FOR DISSEMINATION IN THE UNITED STATES

METAWORKS PLATFORMS, INC. ANNOUNCES INTENTION TO COMPLETE
DEBT SETTLEMENT

Fairfield, CA, April 18, 2023 – MetaWorks Platforms, Inc. (CSE and OTCQB: MWRK) (the “Company”), an award-winning, full-service Web3 blockchain platform provider, announces its intention to issue 3,720,000 shares of common stock of the Company (each a, “Share”) at a deemed price of US$0.075 per Share in settlement of certain debts in the aggregate amount of US$279,000 owed to various creditors of the Company (the “Debt Settlement”).

None of the securities to be issued in connection with the Debt Settlement will be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and none may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the securities, in any state where such offer, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, statements regarding the Company completing the Debt Settlement as intended. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company, including the Company’s inability to complete the Debt Settlement as anticipated or at all. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including documents filed with the Securities and Exchange Commission and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.